UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 3, 2009
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
ITEM 8.01	OTHER EVENTS

On November 3, 3009, we held a special meeting in lieu of annual meeting of stockholders.  At the meeting, our stockholders approved an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock by 75 million shares, from 150 million to 225 million.  Following the adjournment of the meeting, we filed the amendment with the Secretary of State of Delaware, and it went into effect on November 3, 2009.

In addition to the approval of the amendment of our certificate of incorporation as described above, our stockholders re-elected each incumbent member of our board of directors and approved an amendment to our 2006 Stock Incentive Plan to increase the shares of common stock authorized under the plan by 5 million shares, from 5 million to 10 million.  The amendment to the 2006 Stock Incentive Plan became effective immediately upon its approval by our stockholders.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Novelos Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2009	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Novelos Therapeutics, Inc.